Exhibit 99.2

Email to All-Company from CEO Chris Kramer

IMPORTANT: Please read & attend a Company All-Hands meeting at 11:00 AM (PDT)

Dear Colleagues,

In our time together at IMI, you and I have repeatedly addressed many challenges to make our company better and to help achieve our objectives. You have embraced our PACE values and handled change with courage and confidence. Today we are announcing another change and our next important step forward: We have issued a press release [hyperlink to press release] announcing that we have signed an agreement pursuant to which IMI will be acquired by Merck KGaA, Darmstadt Germany (“Merck”). As this announcement is obviously big news for all of us, you can expect significant communication over the next several days and weeks. I’m not going to attempt to tackle additional details in an email, but we will be talking about this new situation at two All-Hands meetings this week:

1.	Monday, 06MAY, at 11:00 AM (PDT)

2.	Friday, 10MAY, with Anand Nambiar, Executive VP & Global Head – Performance Materials – Semiconductor Solutions for Merck

I want to start by saying that I’m excited about the potential this merger is expected to unlock for our company, our people and our customers in the years to come. Every interaction I have had with Merck has reinforced my view that we share a common vision of technology innovation and a complementary strategic fit. They are truly a world class company with an amazing history/culture of scientific curiosity. Merck has great respect for IMI’s people, technology, know-how, and our customer-centric approach to materials innovation.

So what happens next? Initially - nothing. First we need to go through the regulatory and stockholder approval process before we close the transaction, which is anticipated to occur within the 2nd half of this year. Our mission remains unchanged as it is business as usual. We should continue living our PACE values and providing our customers with the absolute best-in-class service they have come to expect from Intermolecular.

Sincerely,

Chris

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain statements that do not relate solely to historical or present facts and circumstances and which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the proposed transaction involving Intermolecular, Inc. (“Intermolecular”), EMD Group Holding II, Inc. (“Parent”) and Merck KGaA, Darmstadt, Germany (“Merck KGaA”) and the ability of Intermolecular, Parent and Merck KGaA to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, or are based on current expectations, estimates, forecasts and projections. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “might,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words and similar expressions. Such forward-looking statements include, among others, Intermolecular’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Actual performance or results may differ materially from those expressed in or suggested by forward-looking statements as a result of various risks, uncertainties, assumptions and other factors, including, without limitation: (i) the risk that any of the conditions to the consummation of the proposed transaction are not satisfied, including the failure to timely or at all obtain the approval of Intermolecular’s stockholders or required regulatory approvals; (ii) the risk that the occurrence of any event, change or other circumstance could give rise to the termination of the merger agreement; (iii) the effect of the announcement or pendency of the proposed transaction on Intermolecular’s business relationships, operating results and business generally and Intermolecular’s ability to hire and retain key personnel; (iv) risks related to diverting management’s attention from Intermolecular’s ongoing business operations; (v) the outcome of any legal proceeding related to the proposed transaction; (vi) unexpected costs, charges or expenses resulting from the proposed transaction; (vii) certain restrictions on Intermolecular’s conduct during the pendency of the proposed transaction that may adversely affect Intermolecular’s ability to pursue certain business opportunities or strategic transactions; (viii) legislative, regulatory and economic developments and market conditions; (ix) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; (x) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; and (xi) other risks described in Intermolecular’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to (A) those described under the heading “Risk Factors” in Intermolecular’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, (B) those described under the heading “Risk Factors” in Intermolecular’s definitive proxy statement that has or will be filed by Intermolecular with the SEC and (C) the other filings made by Intermolecular with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Any forward-looking statement made in this communication speaks only as of the date on which it is made. You should not put undue reliance on any forward-looking statements. Intermolecular undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Intermolecular does update one or more forward-looking statements, no inference should be drawn that Intermolecular will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Intermolecular, Parent and Merck KGaA. In connection with the proposed transaction, Intermolecular will file with the SEC, and mail or otherwise provide to its stockholders, a definitive proxy statement (the “Proxy Statement”) with respect to a special meeting of Intermolecular’s stockholders to approve the proposed transaction.

Intermolecular may also file or may have previously filed other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that may be or may have been filed by Intermolecular with the SEC. INTERMOLECULAR’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY INTERMOLECULAR WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, OR INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain free copies of the Proxy Statement and other documents filed by Intermolecular with the SEC (when available) at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the Proxy Statement and other documents filed by Intermolecular with the SEC (when available) by visiting the Intermolecular Investor Relations page on the Intermolecular website at ir.intermolecular.com or by directing a request to following:

Intermolecular Corporate Contact

Bill Roeschlein

Intermolecular, Inc.

Chief Financial Officer

bill.roeschlein@intermolecular.com

(408) 582-5415

Participants in the Solicitation

Intermolecular and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Intermolecular’s stockholders in connection with the proposed transaction. Stockholders may obtain information regarding the names, affiliations and interests of Intermolecular’s directors and executive officers in Intermolecular’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 8, 2019, as amended on April 29, 2019. Additional information regarding the interests of such individuals in the proposed transaction will be included in the Proxy Statement when it is filed with the SEC.